EXHIBIT 10.2

HOMEBANC CORP.

AMENDED AND RESTATED SALES EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.        GENERAL. The purpose of the HomeBanc Corp. Amended and Restated Sales Equity Plan (the “Plan”) is to promote the success, and enhance the value, of HomeBanc Corp. (the “Company”), by linking the personal interests of the Mortgage Bankers employed by the Company (as defined below) to those of Company shareholders and by providing such persons with an incentive for maximizing loan revenue. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Mortgage Bankers, upon whose loan production efforts the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan provides that a portion of participants’ earned commissions will be payable in Restricted Stock Units.

ARTICLE 2

DEFINITIONS

2.1.        DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)          “Administrator” means a committee appointed by the Chief Executive Officer (which committee, unless otherwise provided by the Chief Executive Officer, shall consist of the Executive Vice President, Business Development, the Executive Vice President and General Counsel, and the Senior Vice President, Compensation & Benefits).

(b)          “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Administrator.

(c)	“Board” means the HomeBanc Corp. Board of Directors.

(d)          “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Restricted Stock Unit Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Administrator: gross neglect of duty, prolonged absence from duty without the consent of the

Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(e)          “Change of Control” means and includes the occurrence of any one of the following:

(i)           individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “Person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)          any Person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (v) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary of the Company, (x) an acquisition by a Person who is on the Effective Date the beneficial owner, directly or indirectly, of 50% or more of the Company Common Stock or the Company Voting Securities, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)        the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”),

or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” means the Compensation Committee of the Board.

(h)	“Company” means HomeBanc Corp., a Georgia corporation.

(i)           “Continuous Status as a Participant” means the absence of any interruption or termination of service as a Mortgage Banker of the Company or any Affiliate, as applicable. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(j)           “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Administrator and may be supported by the advice of a physician competent in the area to which such Disability relates.

(k)          “Effective Date” has the meaning assigned such term in Section 3.1.

(l)           “Eligible Participant” means a Mortgage Banker employed by HomeBanc Corp or any Affiliate.

(m)         “Exchange” means the New York Stock Exchange or any other national securities exchange or, if applicable, the Nasdaq National Market on which the Stock may from time to time be listed or traded.

(n)          “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Administrator determines in good faith to be reasonable.

(o)          “Grant Date” means, with respect to any Service Period, the day on which Restricted Stock Units earned for the Service Period are granted, which shall be the last business day of the month following the end of the Service Period.

(p)          “LTIP” means the HomeBanc Corp. Amended and Restated 2004 Long-Term Incentive Plan, as the same may be amended from time to time, or any subsequent equity compensation plan approved by the Board and designated as the LTIP for purposes of this Plan.

(q)          “Mortgage Banker” means a person who serves in the capacity of a mortgage banker employed by the Company or any Affiliate.

(r)           “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(s)          “Participant” means a person who, as a Mortgage Banker employed by the Company or any Affiliate, who has earned commissions payable in Restricted Stock Units under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 7.2 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(t)           “Plan” means this Amended and Restated Sales Equity Incentive Plan, as amended and restated from time to time.

(u)          “Restricted Stock Unit” means the right to receive one share of Stock at a designated future date and after the applicable vesting conditions have been met. The terms of Restricted Stock Units granted under the Plan are described in Article 6 of the Plan.

(v)          "Restricted Stock Unit Certificate" means any written document, in such form as the Administrator prescribes from time to time, setting forth the terms and conditions of Restricted Stock Units earned under this Plan.

(w)         “Service Period” means the period of time as determined by the Administrator during which commissions on loan production earned by Eligible Participants will be payable in Restricted Stock Units as set forth in Article 6. Until specified otherwise by the Administrator, the Service Periods will be the 3-month periods beginning January 1, April 1, July 1 and October 1 of each year during the term of the Plan, commencing January 1, 2005.

(x)	“Shares” means shares of the Company’s Stock.

(y)	“Stock” means the $.01 par value common stock of the Company

(z)          “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(aa)        “1933 Act” means the Securities Act of 1933, as amended from time to time.

(bb)       “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

TERM OF PLAN

3.1.        EFFECTIVE DATE AND PLAN HISTORY. The Plan was originally adopted by the Company on April 12, 2005. The Plan was approved by the shareholders of the Company on May 25, 2005 and became effective as of that date (the “Effective Date”). As originally adopted, the Plan provided that a portion of each Eligible Participant’s earned commissions would be payable in restricted Shares. The Plan was amended on July 11, 2005 to (i) change the grant date for restricted Shares earned under the Plan and (ii) provide that dividends paid with respect to restricted Shares granted under the Plan would be paid out upon the lapse of restrictions on the Shares. The Plan was amended effective as of April 1, 2006 to provide that for all Service Periods beginning on or after April 1, 2006, a portion of each Eligible Participant’s earned commissions would be payable in Restricted Stock Units rather than restricted Shares. The Plan was further amended effective as of May 25, 2006 to provide that all Restricted Stock Units and the Shares of Stock issued upon settlement of any Restricted Stock Units granted hereunder shall be issued under the LTIP (which amendment was subject to approval by the Company’s shareholders at the 2006 annual meeting of an amendment to the LTIP to increase the number of Shares authorized thereunder).

3.2.        TERMINATION OF PLAN. The Plan shall terminate on April 12, 2015 which is ten (10) years after the date the plan was originally adopted.

ARTICLE 4

ADMINISTRATION

4.1.        ADMINISTRATION. The Plan shall be administered by the Administrator. The Committee or the Board may reserve to itself any or all of the authority and responsibility of the Administrator under the Plan for any and all purposes. To the extent the Committee or the Board or has reserved any authority and responsibility or during any time that the Committee or the Board is acting as administrator of the Plan, it shall have all the powers of the Administrator hereunder, and any reference herein to the Administrator (other than in this Section 4.1) shall include the Committee or the Board, as the case may be. To the extent any action of the Committee or the Board under the Plan conflicts with actions taken by the Administrator, the actions of the Committee or the Board shall control.

4.2.        ACTION AND INTERPRETATIONS BY THE ADMINISTRATOR. For purposes of administering the Plan, the Administrator may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Administrator may deem appropriate. The Administrator’s interpretation of the Plan, any Restricted Stock Units earned under the Plan, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties. Each member of the committee comprising the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.        AUTHORITY OF ADMINISTRATOR. Except as provided below, the Administrator has the power, authority and discretion to:

(a) Designate Participants;

(b) Determine the terms and conditions of any Restricted Stock Units earned under the Plan, including but not limited to any restrictions or limitations on the Restricted Stock Units;

(c) Determine whether, to what extent, and under what circumstances Restricted Stock Units may be canceled, forfeited, or surrendered;

(d) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(e) Make all other decisions and determinations that may be required under the Plan or as the Administrator deems necessary or advisable to administer the Plan;

(f) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Restricted Stock Units earned by Participants located in such other jurisdictions and to meet the objectives of the Plan.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.         SOURCE OF SHARES FOR THE PLAN. The source of all restricted Shares issued under the Plan with respect to Service Periods ending prior to April 1, 2006 shall be the 1,300,000 Shares originally reserved and available for issuance under the Plan as approved by the shareholders of the Company on May 25, 2005. Such shares will be purchased on the open market. Subject to approval by the Company’s shareholders at the 2006 annual meeting of an amendment to the LTIP to increase the number of Shares authorized thereunder, the Restricted Stock Units and Shares of Stock that may be issued upon settlement of Restricted Stock Units awarded under the Plan with respect to Service Periods beginning on or after April 1, 2006, shall be issued under the LTIP, subject to all of the terms and conditions of the LTIP. The terms contained in the LTIP are incorporated into and made a part of this Plan with respect to Restricted Stock Units granted pursuant hereto and any such awards shall be governed by and construed in accordance with the LTIP. In the event of any actual or alleged conflict between the provisions of the LTIP and the provisions of this Plan, the provisions of the LTIP shall be controlling and determinative. This Plan does not constitute a separate source of shares for the Restricted Stock Units and the Shares of Stock issued upon settlement of any Restricted Stock Units granted hereunder with respect to Service Periods beginning on or after April 1, 2006.

5.2          RESTRICTED SHARES ISSUED PURSUANT TO THE PLAN FOR SERVICE PERIODS ENDING PRIOR TO APRIL 1, 2006. To the extent restricted Shares that were issued pursuant to and under the Plan with respect to Service Periods ending prior to April 1, 2006 are forfeited, such Shares shall be cancelled and shall constitute authorized but unissued Shares of the Company in accordance with applicable state corporate law, but shall not be again available for issuance under the Plan or the LTIP.

ARTICLE 6

RESTRICTED STOCK UNITS

6.1.        RESTRICTED STOCK UNITS. A portion of each Eligible Participant’s commissions on loan production earned in each Service Period will be payable in Restricted Stock Units in accordance with this Article 6. The number of Restricted Stock Units earned by a Participant with respect to any Service Period shall be determined by dividing (a) the product of that portion of a Participant’s monthly production volume and the corresponding number of HMB basis points as set forth on Schedule A attached hereto, by (b) the Fair Market Value per Share on the Grant Date, and rounding up to the nearest whole share. Subject to the terms and provisions of this Plan, the Committee may revise Schedule A or otherwise change the formula determining the number of Restricted Stock Units earned for future Service Periods during the term of this Plan. Restricted Stock Units shall be evidenced by a Restricted Stock Unit Certificate.

6.2.       VESTING AND RESTRICTIONS. Restricted Stock Units represent the right to receive one share of Stock at a designated future date or upon the occurrence of a specified event after the applicable vesting conditions have been satisfied.. Restricted Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. All Restricted Stock Units which are issued in a calendar year shall vest (become non-forfeitable) as to 25% of such Units on December 31 of the year in which they are granted, and 25% of such Units on December 31 of the next three years, provided that the Participant’s Continuous Status as a Participant has not been interrupted during such time, and subject to the acceleration provisions of Article 7. For example, Restricted Stock Units that are earned during the fourth quarter of 2006 (for which the Grant Date will be the last business day of January 2007), and Restricted Stock Units that are earned during the first, second and third quarters of 2007, will vest as to 25% of such Units on December 31, 2007, 2008 and 2009. Except as otherwise provided in a Restricted Stock Unit Certificate, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

6.3          DIVIDEND EQUIVALENTS. If and when dividends or distributions are paid with respect to the Company’s Stock while Restricted Stock Units are outstanding, no dividends or distributions shall be paid to Participants with respect to Restricted Stock Units, but instead a book-keeping account shall be established for each Participant, and such book-keeping account shall be credited with an amount equal to the dollar amount or fair market value of dividends or distributions payable with respect to that number of Shares of Stock underlying Restricted Stock Units held immediately prior to such dividend or distribution. When the Restricted Stock Units vest and the restrictions imposed under this Section 6.2 lapse, the amount of dividends credited to such book-keeping account associated with such Units shall be released and paid to the Participant.

6.4.       FORFEITURE. Except as otherwise determined by the Administrator at the time of the grant of Restricted Stock Units or thereafter, and subject to the acceleration provisions under Article 7, upon termination of the holder’s Continuous Status as a Participant during the applicable vesting period, all of his or her unvested Restricted Stock Units shall be forfeited and reacquired by the Company for no consideration, and the amount of dividends credited to the Participant’s book-keeping account associated with such forfeited Restricted Stock Units shall be forfeited and revert to the Company.

6.5.       DELIVERY OF SHARES. Unless the Restricted Stock Units are forfeited prior to their vesting dates as provided in Section 6.2, Restricted Stock Units shall be converted to actual shares of Stock on the vesting date (the “Conversion Date”). Shares of Stock shall be registered on the books of the Company in the Participant’s name as of the Conversion Date and shall remain in uncertificated, book-entry form unless the Participant requests a stock certificate or certificates for the Shares.

ARTICLE 7

PROVISIONS APPLICABLE TO RESTRICTED STOCK UNITS

7.1.        LIMITS ON TRANSFER. No right or interest of a Participant in any unvested Restricted Stock Units may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Restricted Stock Units shall not be assignable or transferable by a Participant.

7.2.        BENEFICIARIES. Notwithstanding Section 7.1, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Restricted Stock Units upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If no beneficiary has been designated or survives the Participant, payment of vested shares shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

7.3.         COMPLIANCE WITH LAWS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.

7.4.        ACCELERATION UPON DEATH OR DISABILITY. Upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of his or her outstanding Restricted Stock Units shall become immediately and fully vested and shall be converted to actual shares of Stock in accordance with Section 6.4.

7.5.       ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Restricted Stock Unit Certificate, if a Participant’s employment is terminated by the Company without Cause within two years after the effective date of a Change in Control, then all of his or her outstanding Restricted Stock Units shall become immediately and fully vested and shall be converted to actual shares of Stock in accordance with Section 6.4.

7.6.        ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 7.4 or 7.5 above, the Administrator may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a part of the Participant’s outstanding Restricted Stock Units shall become immediately and fully vested and shall be converted to actual shares of Stock in accordance with Section 6.4, in each case, as of such date as the Administrator may, in its sole discretion, declare. The Administrator may discriminate among Participants in exercising its discretion pursuant to this Section.

7.7.        TERMINATION OF SERVICE. Whether military, government or other service or other leave of absence shall constitute a termination of service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate.

ARTICLE 8

CHANGES IN CAPITAL STRUCTURE

8.1.        GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee may adjust Restricted Stock Units to preserve their benefits or potential benefits. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Restricted Stock Units; or (iii) any other adjustments that the Committee determines to be equitable. In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide that (i) Restricted Stock Units will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (ii) that outstanding Restricted Stock Units may be settled by payment in cash or cash equivalents equal to the Fair Market Value of the Restricted Stock Units, as of a specified date associated with the transaction, (iii) that Restricted Stock Units will become immediately vested and deliverable, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately and outstanding Restricted Stock Units shall automatically be adjusted proportionately.

ARTICLE 9

AMENDMENT, MODIFICATION AND TERMINATION

9.1.        AMENDMENT, MODIFICATION AND TERMINATION. The Committee or the Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Committee or the Board, (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards available under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (iv) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided further, that the Committee or the Board may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

ARTICLE 10

GENERAL PROVISIONS

10.1.      NON-UNIFORM DETERMINATIONS. Neither the Company, its Affiliates nor the Administrator is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Administrator selectively among Eligible Participants who earn, or are eligible to earn, Restricted Stock Units hereunder (whether or not such Eligible Participants are similarly situated).

10.2.      WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Administrator may, at the time Restricted Stock Units vest, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Units a number of whole Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Administrator establishes.

10.3.      NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of the vesting period of a Participant’s Restricted Stock Units or otherwise.

10.4.      INDEMNIFICATION. To the extent allowable under applicable law, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.5.      RELATIONSHIP TO OTHER BENEFITS. Restricted Stock Units earned under the Plan shall not be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

10.6.      EXPENSES. The expenses of administering the Plan shall be borne by the Company or its Affiliates.

10.7.      TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

10.8.      GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.9.      FRACTIONAL SHARES. No fractional Shares shall be issued. Fractional shares shall be paid in cash at the time of vesting.

10.10.	GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Administrator shall determine that the registration, listing or qualification of any Shares upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of such shares or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such a issuance unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Administrator. Any Participant receiving or purchasing Shares pursuant to the Plan shall make such representations and agreements and furnish such information as the Administrator may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Administrator’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

10.11.    GOVERNING LAW. To the extent not governed by federal law, the Plan and all shares issued under the Plan shall be construed in accordance with and governed by the laws of the State of Georgia.

10.12.    NO LIMITATIONS ON RIGHTS OF COMPANY. The terms of any Restricted Stock Units shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Administrator so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of Restricted Stock Units earned by such Participant and specified by the Administrator pursuant to the provisions of the Plan.

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The foregoing is hereby acknowledged as being the HomeBanc Corp. Sales Equity Incentive Plan as adopted by the Board on April 12, 2005 and approved by the shareholders on May 25, 2005. The Plan was amended on July 11, 2005. The Plan was amended and restated as of April 1, 2006, and further amended as of May 25, 2006 (subject to approval by the Company’s shareholders at the 2006 annual meeting of an amendment to the LTIP to increase the number of shares authorized thereunder).

HOMEBANC CORP.

By: _/s/CHARLES W. MCGUIRE_______

Its: General Counsel